Exhibit 99.1

FOR IMMEDIATE RELEASE	Misty Albrecht
July 29, 2020	b1BANK
225.286.7879
Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q2 2020

Baton Rouge, La. (July 29, 2020) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended June 30, 2020, including net income of $2.1 million, or $0.11 per diluted share, decreases of $4.8 million and $0.39, respectively, from the quarter ended June 30, 2019. On a non-GAAP basis, core net income for the quarter ended June 30, 2020, which excludes certain income and expenses, was $7.4 million, or $0.41 per diluted share, an increase of $748,000 and decrease of $0.07, respectively, from the quarter ended June 30, 2019. Both net income and diluted earnings per share were adversely impacted for the quarter ended June 30, 2020, by additional provision for loan losses associated with the sustained pressure on the general economy caused by the COVID-19 pandemic and acquisition-related expenses.

“The second quarter was simultaneously the most challenging, and in many ways, the most rewarding period we’ve experienced as a company,” said Jude Melville, president and CEO. “We stood with our clients during an economic crisis, we consummated a transformative merger during a time of market crisis, and we took care of our people in the midst of a health crisis. I could not be prouder of our team. We’ll continue to do our part as our region’s leading community bank as we recover together in the coming months.”

On July 23, 2020, Business First’s board of directors declared a quarterly dividend based upon financial performance for the second quarter in the amount of $0.10 per share, same as the prior quarter, to the common shareholders of record as of August 15, 2020. The dividend will be paid on August 31, 2020, or as soon thereafter as practicable.

Quarterly Highlights

●

Successful Acquisition and Conversion of Pedestal Bancshares Inc. Business First acquired Pedestal Bancshares Inc. (Pedestal), with approximately $1.4 billion in assets, $935.8 million in gross loans, and $1.2 billion in deposits, on May 1, 2020. The conversion of data processing was successfully completed during the weekend of May 23, 2020.

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●

COVID-19 Related Matters. Business First proactively assisted, and continues to assist, customers by deferring principal and/or interest payments on approximately 2,600 loans with an outstanding balance of $938.5 million as of June 30, 2020. Approximately $223.0 million of the deferrals were interest-only as of June 30, 2020. Additionally, Business First has funded approximately 2,800 loans with an aggregate outstanding balance of $395.4 million under the Small Business Administration (SBA) Paycheck Protection Program (PPP), of which $86.1 million were acquired in the Pedestal acquisition. Business First also recorded $5.4 million of provision expense, of which a significant portion was associated with the continued impact the COVID-19 pandemic caused on the general economy.

●

Stable Credit Quality. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets decreased from 0.57% and 0.59%, respectively, at March 31, 2020, to 0.39% and 0.49% at June 30, 2020. The decreases were attributable to the increased size of the loan portfolio, including SBA PPP loans, and total assets associated with the acquisition of Pedestal on May 1, 2020.

●

Net Interest Margin and Spread. Net interest margin and spread were negatively impacted due to the full effect of the federal funds rate cuts of 150 basis points during the month of March and lower-yielding SBA PPP loans, offset by a reduction in cost of funds, increased loan discount, deposit premium, and Federal Home Loan Bank (FHLB) premium accretion, and a higher-yielding loan portfolio due to the Pedestal acquisition, compared to the quarter ended March 31, 2020. Net interest margin and net interest spread were 3.89% and 3.59%, respectively, for the quarter ended June 30, 2020, compared to 3.93% and 3.55% for the quarter ended March 31, 2020. Excluding loan discount accretion, net interest margin and spread were 3.71% and 3.41%, respectively, for the quarter ended June 30, 2020, compared to 3.88% and 3.49% for the quarter ended March 31, 2020.

●

Loan Growth. Total loans held for investment at June 30, 2020, were $3.0 billion, an increase of $1.2 billion compared to March 31, 2020. Loan growth was significantly impacted by the acquisition of Pedestal and origination of SBA PPP loans. Net organic loan growth, excluding the Pedestal acquisition and SBA PPP originated loans, was 3.22% annualized for the quarter ended June 30, 2020.

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Financial Condition

June 30, 2020, Compared to March 31, 2020

Loans

Total loans held for investment increased by $1.2 billion compared to March 31, 2020. The increase was largely attributable to the $893.3 million in net loans acquired from Pedestal, including $86.1 million of SBA PPP loans, and $309.3 million of SBA PPP loans originated by Business First. Excluding the Pedestal acquisition and SBA PPP originations, net organic loan growth was $20.8 million for the quarter ended June 30, 2020, or 3.22% annualized.

Consistent with the quarter ended March 31, 2020, Business First’s unfunded commitments remained constant throughout the quarter ended June 30, 2020, excluding the increase attributable to the acquisition of Pedestal. Business First has not identified any unusual customer usage of unfunded commitments since the beginning of the COVID 19-panademic in March 2020.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.57% as of March 31, 2020, to 0.39% as of June 30, 2020. Nonperforming assets as a percentage of total assets decreased from 0.59% as of March 31, 2020, to 0.49% as of June 30, 2020. The decreases were attributable to an increase in overall total loans held for investment and total assets from the acquisition of Pedestal during the quarter ended June 30, 2020.

Total Shareholders’ Equity

Book value per common share was $18.69 at June 30, 2020, compared to $21.58 at March 31, 2020. The decreases were attributable to the initial book value dilution caused by the acquisition of Pedestal during the quarter ended June 30, 2020.

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June 30, 2020, Compared to June 30, 2019

Loans

Total loans held for investment increased by $1.4 billion compared to June 30, 2019, or 82.3%, due primarily to the acquisition of Pedestal and origination of SBA PPP loans during the quarter ended June 30, 2020.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.61% as of June 30, 2019, to 0.39% as of June 30, 2020. Nonperforming assets as a percentage of total assets decreased from 0.58% as of June 30, 2019, to 0.49% as of June 30, 2020. The decreases were attributable to an increase in overall total loans held for investment and total assets from the acquisition of Pedestal during the quarter ended June 30, 2020.

Total Shareholders’ Equity

Book value per common share was $18.69 at June 30, 2020, compared to $20.77 at June 30, 2019. The decreases were attributable to the initial book value dilution caused by the acquisition of Pedestal during the quarter ended June 30, 2020.

Results of Operations

Second Quarter 2020 Compared to First Quarter 2020

Net Income and Diluted Earnings Per Share

For the quarter ended June 30, 2020, net income was $2.1 million, or $0.11 per diluted share, compared to net income of $4.5 million, or $0.34 per diluted share, for the quarter ended March 31, 2020. The decreases were largely attributable to the increase in the provision for loan losses, due to the COVID-19 pandemic’s sustained impact on the general economy, and increase in acquisition-related expenses, offset by increases in investment income from Small Business Investment Companies (SBICs) and interest income from SBA PPP loans.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended June 30, 2020, was $7.4 million, or $0.41 per diluted share, compared to core net income of $5.0 million, or $0.37 per diluted share, for the quarter ended March 31, 2020. Notable events impacting earnings for the quarter ended June 30, 2020, included the incurrence of $6.6 million in acquisition-related expenses, compared to the incurrence of $1.2 million in acquisition-related expenses for the quarter ended March 31, 2020, and $530,000 reduction in income tax expense due to stock option exercises.

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Interest Income

For the quarter ended June 30, 2020, net interest income totaled $30.9 million and net interest margin and net interest spread were 3.89% and 3.59%, respectively, compared to $20.2 million, 3.93% and 3.55% for the quarter ended March 31, 2020. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.61% for the quarter ended June 30, 2020, compared to 5.55% for the quarter ended March 31, 2020. The average yield on total interest-earning assets was 4.65% for the quarter ended June 30, 2020, compared to 5.06% for the quarter ended March 31, 2020.

Net interest margin and net interest spread were positively impacted for the quarter ended June 30, 2020, by additional loan discount, deposit premium, and FHLB premium accretion, an overall higher-yielding loan portfolio from the Pedestal acquisition, and reduction in the overall cost of funds (which includes noninterest-bearing deposits), offset by the full impact of the federal funds rate cuts of 150 basis points during March 2020. The average loan yield (excluding SBA PPP loans) was also impacted by the same factors, excluding the impact of deposit and FHLB premium accretion and cost of funds.

The average yield on total interest-earning assets was negatively impacted for the quarter ended June 30, 2020, due to lower-yielding SBA PPP loans which were originated during the quarter.

Net interest margin and net interest spread (excluding loan discount accretion of $1.5 million) were 3.71% and 3.41%, respectively, for the quarter ended June 3o, 2020, compared to 3.88% and 3.49% (excluding loan discount accretion of $290,000) for the quarter ended March 31, 2020.

Interest Expense

For the quarter ended June 30, 2020, overall cost of funds (which includes noninterest-bearing deposits) decreased by 43 basis points, from 1.20% to 0.77%, compared to the quarter ended March 31, 2020. The decrease in cost of funds was partially attributable to the accretion of deposit premium and FHLB premium associated with the Pedestal acquisition ($551,000), but largely attributable to an overall reduction in interest rates on deposit offerings and the lower-yielding deposit portfolio acquired from Pedestal.

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Other Income

For the quarter ended June 30, 2020, other income was impacted by an additional $1.2 million in SBIC investment income and additional increases in other categories largely attributable to the Pedestal acquisition, compared to the quarter ended March 31, 2020.

Other Expense

For the quarter ended June 30, 2020, the increases were largely attributable to the Pedestal acquisition, compared to the quarter ended March 31, 2020.

Provision for Loan Losses

During the quarter ended June 30, 2020, Business First recorded a provision for loan losses of $5.4 million, compared to $1.4 million for the quarter ended March 31, 2020. The reserve for the quarter ended June 30, 2020, was impacted significantly by the sustained impact on the general economy of the COVID-19 pandemic. The increase related to the COVID-19 pandemic was recorded through a qualitative adjustment.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, were 0.23% and 2.35%, respectively, for the quarter ended June 30, 2020, compared to 0.80% and 6.31%, respectively, for the quarter ended March 31, 2020. Both returns were significantly impacted by the provision for loan loss and acquisition-related expenses recorded for the quarter ended June 30, 2020.

Second Quarter 2020 Compared to Second Quarter 2019

Net Income and Diluted Earnings Per Share

For the quarter ended June 30, 2020, net income was $2.1 million, or $0.11 per diluted share, compared to net income of $6.8 million, or $0.50 per diluted share, for the quarter ended June 30, 2020. The decreases in net income and diluted earnings per share were largely attributable to increased provision for loan losses and additional expenses associated with the acquisition of Pedestal on May 1, 2020, offset by increases in net interest income and other income related to the acquisition of Pedestal for the quarter ended June 30, 2020.

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On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended June 30, 2020, was $7.4 million, or $0.41 per diluted share, compared to core net income of $6.6 million, or $0.48 per diluted share, for the quarter ended June 30, 2019. Notable events impacting earnings for the quarter ended June 30, 2020, included the incurrence of $6.6 million in acquisition-related expenses, compared to the incurrence of $436,000 in acquisition-related expenses and a $593,000 gain associated with the sale of a banking center for the quarter ended June 30, 2019.

Interest Income

For the quarter ended June 30, 2020, net interest income totaled $30.9 million and net interest margin and net interest spread were 3.89% and 3.59%, respectively, compared to $20.2 million, 4.19% and 3.75% for the quarter ended June 30, 2019. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.61% for the quarter ended June 30, 2020, compared to 5.96% for the quarter ended June 30, 2019. The average yield on total interest-earning assets was 4.65% for the quarter ended June 30, 2020, compared to 5.37% for the quarter ended June 30, 2019.

Average loan yield (excluding SBA PPP loans), average yield on total interest-earning assets, net interest margin, and net interest spread were impacted for the quarter ended June 30, 2020, by the federal funds rate cuts of 225 basis points which occurred throughout the second half of 2019 and first quarter of 2020. The average yield on total interest-earning assets was also impacted by the lower-yielding SBA PPP loans originated during the quarter ended June 30, 2020.

Net interest margin and net interest spread (excluding loan discount accretion of $1.5 million) were 3.71% and 3.41%, respectively, for the quarter ended June 30, 2020, compared to 4.02% and 3.58% (excluding loan discount accretion of $826,000) for the quarter ended June 30, 2019.

Interest Expense

For the quarter ended June 30, 2020, overall cost of funds (which includes noninterest-bearing deposits) decreased by 49 basis point, from 1.26% to 0.77%, compared to the quarter ended June 30, 2019. The decrease in cost of funds was partially attributable to the accretion of deposit and FHLB premiums associated with the Pedestal acquisition ($551,000), but largely attributable to an overall reduction in interest rates on deposit offerings and the lower-yielding deposit portfolio acquired from Pedestal.

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Other Income

For the quarter ended June 30, 2020, the increase was largely attributable to the acquisition of Pedestal, partially offset by the $593,000 gain on sale of a banking center during the quarter ended June 30, 2019.

Other Expense

For the quarter ended June 30, 2020, the increase was largely attributable to the acquisition of Pedestal during the quarter ended June 30, 2020.

Provision for Loan Losses

During the quarter ended June 30, 2020, Business First recorded a provision for loan losses of $5.4 million compared to $1.3 million for the quarter ended June 30, 2019. The reserve for the quarter ended June 30, 2020, was impacted significantly by the sustained impact on the general economy of the COVID-19 pandemic.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, were 0.23% and 2.35%, respectively, for the quarter ended June 30, 2020, from 1.30% and 10.13%, respectively, for the quarter ended June 30, 2019. Both returns were significantly impacted by the provision for loan loss and acquisition-related expenses recorded for the quarter ended June 30, 2020, in addition to a lower net interest margin for the quarter ended June 30, 2020.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary b1BANK, formerly known as Business First Bank, operates 48 banking centers in markets across Louisiana and in the Dallas, Texas area. b1BANK provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core”) intended to supplement, not substitute for, comparable GAAP measures. These measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, impaired loan sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

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Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. Actual results will also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the extent and duration of closures of businesses, including our branches, vendors and customers; the operation of financial markets; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; the adequacy of our allowance for loan losses in relation to potential losses in our loan portfolio; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

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No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Business First Bancshares, Inc.

Selected Financial Information

(Unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands)	2020	2020	2019

Balance Sheet Ratios

Loans (HFI) to Deposits	92.12%	98.26%	96.46%
Shareholders' Equity to Assets Ratio	9.75%	12.33%	12.88%

Loans Receivable Held for Investment

Commercial (1)	$1,026,596	$431,992	$411,256
Real Estate:
Construction and Land	333,675	260,836	227,102
Farmland	57,498	53,900	47,245
1-4 Family Residential	495,827	295,876	278,610
Multi-Family Residential	59,213	32,859	38,698
Nonfarm Nonresidential	914,601	623,114	561,149
Total Real Estate	1,860,814	1,266,585	1,152,804
Consumer (1)	107,402	72,803	78,513
Total Loans	$2,994,812	$1,771,380	$1,642,573

Allowance for Loan Losses

Balance, Beginning of Period	$13,319	$12,124	$11,818
Charge-offs – Quarterly	(98)	(194)	(1,565)
Recoveries – Quarterly	51	22	48
Provision for Loan Losses – Quarterly	5,443	1,367	1,302
Balance, End of Period	$18,715	$13,319	$11,603

Allowance for Loan Losses to Total Loans (HFI)	0.62%	0.75%	0.71%
Net Charge-offs (Recoveries) to Average Total Loans	0.00%	0.01%	0.09%

Remaining Loan Purchase Discount	$44,302	$3,246	$3,536

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (2)	$11,433	$9,301	$9,363
Loans Past Due 90 Days or More (2)	317	834	727
Total Nonperforming Loans	11,750	10,135	10,090
Other Nonperforming Assets:
Other Real Estate Owned	7,642	3,281	2,324
Other Nonperforming Assets	179	11	6
Total Other Nonperforming Assets	7,821	3,292	2,330
Total Nonperforming Assets	$19,571	$13,427	$12,420

Nonperforming Loans to Total Loans (HFI)	0.39%	0.57%	0.61%
Nonperforming Assets to Total Assets	0.49%	0.59%	0.58%

(1) Small Business Adminstration "SBA" Paycheck Protection Program "PPP" loans accounted for $389.9 million and $5.5 million of the Commercial and Consumer portfolios, respectively, as of June 30, 2020.

(2) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

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Business First Bancshares, Inc.

Selected Financial Information

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2020	2020	2019	2020	2019

Per Share Data

Basic Earnings per Common Share	$0.11	$0.34	$0.51	$0.42	$0.94
Diluted Earnings per Common Share	0.11	0.34	0.50	0.42	0.91
Dividends per Common Share	0.10	0.10	0.10	0.20	0.18
Book Value per Common Share	18.69	21.58	20.77	18.69	20.77

Average Common Shares Outstanding	18,108,068	13,313,154	13,361,482	15,710,611	13,324,725
Average Diluted Shares Outstanding	18,121,958	13,367,276	13,740,937	15,776,376	13,704,180
End of Period Common Shares Outstanding	20,667,237	13,067,987	13,361,482	20,667,237	13,361,482

Annualized Performance Ratios

Return on Average Assets	0.23%	0.80%	1.30%	0.46%	1.20%
Return on Average Equity	2.35%	6.31%	10.13%	4.13%	9.38%
Net Interest Margin	3.89%	3.93%	4.19%	3.91%	4.11%
Net Interest Spread	3.59%	3.55%	3.75%	3.57%	3.69%
Efficiency Ratio (1)	77.40%	72.39%	59.85%	75.44%	61.96%

Total Quarterly/Year-to-Date Average Assets	$3,496,074	$2,244,584	$2,102,692	$2,870,329	$2,089,188
Total Quarterly/Year-to-Date Average Equity	349,634	285,338	$270,262	317,486	266,493

Other Expenses

Salaries and Employee Benefits	$17,621	$9,435	$8,756	$27,056	$17,308
Occupancy and Bank Premises	1,370	1,060	1,079	2,430	2,182
Depreciation and Amortization	1,073	601	633	1,674	1,261
Data Processing	1,055	652	576	1,707	1,192
FDIC Assessment Fees	272	147	248	419	398
Legal and Other Professional Fees	543	394	353	937	671
Advertising and Promotions	334	306	279	640	606
Utilities and Communications	645	317	323	962	621
Ad Valorem Shares Tax	450	375	345	825	690
Directors' Fees	100	74	125	174	330
Other Real Estate Owned Expenses and Write-Downs	51	253	72	304	99
Merger and Conversion-Related Expenses	1,726	1,148	235	2,874	(19)
Other	2,557	1,881	1,553	4,438	3,028
Total Other Expenses	$27,797	$16,643	$14,577	$44,440	$28,367

Other Income

Service Charges on Deposit Accounts	$1,163	$931	$1,034	$2,094	$1,972
Gain on Sales of Securities	-	25	58	25	58
Debit card and ATM Fee Income	959	407	492	1,366	937
Bank-Owned Life Insurance Income	255	197	174	452	342
Gain on Sales of Loans	7	177	91	184	91
Mortgage Origination Income	126	115	98	241	188
Brokerage Commission	236	20	9	256	43
Correspondent Bank Income	32	109	17	141	225
Rental Income	15	31	165	46	329
Gain on Sale of Banking Center	-	-	593	-	593
Gain (loss) on Sales of Other Real Estate Owned	(19)	151	5	132	(51)
Pass-through Income from SBIC Partnerships	1,624	380	1,266	2,004	1,266
Other	598	261	217	859	537
Total Other Income	$4,996	$2,804	$4,219	$7,800	$6,530

(1) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

b1BANK.com

Business First Bancshares, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands)	2020	2020	2019

Assets

Cash and Due From Banks	$116,021	$80,109	$64,043
Federal Funds Sold	40,329	29,135	20,809
Securities Available for Sale, at Fair Values	583,118	275,115	294,981
Mortgage Loans Held for Sale	456	868	443
Loans and Lease Receivable	2,994,812	1,771,380	1,642,573
Allowance for Loan Losses	(18,715)	(13,319)	(11,603)
Net Loans and Lease Receivable	2,976,097	1,758,061	1,630,970
Premises and Equipment, Net	63,959	29,656	27,577
Accrued Interest Receivable	33,844	7,724	7,957
Other Equity Securities	18,681	11,721	11,717
Other Real Estate Owned	7,642	3,281	2,324
Cash Value of Life Insurance	44,542	32,765	32,223
Deferred Taxes, Net	6,858	1,800	2,527
Goodwill	53,649	48,495	48,503
Core Deposit Intangible	10,389	6,471	7,139
Other Assets	5,553	2,461	2,395

Total Assets	$3,961,138	$2,287,662	$2,153,608

Liabilities

Deposits:
Noninterest-Bearing	$985,537	$417,534	$394,848
Interest-Bearing	2,265,485	1,385,274	1,308,054
Total Deposits	3,251,022	1,802,808	1,702,902

Securities Sold Under Agreements to Repurchase	25,391	14,728	16,096
Short-Term Borrowings	6,145	5,000	-
Long-Term Borrowings	7,797	-	-
Payroll Protection Program Liquidity Facility	107,076	-	-
Subordinated Debt	25,000	25,000	25,000
Trust Preferred Securities	5,000	-	-
Federal Home Loan Bank Borrowings	118,177	138,000	108,000
Accrued Interest Payable	3,920	1,573	1,924
Other Liabilities	25,274	18,523	22,217

Total Liabilities	3,574,802	2,005,632	1,876,139

Shareholders' Equity

Common Stock	20,667	13,068	13,361
Additional Paid-In Capital	297,606	206,966	213,823
Retained Earnings	59,850	59,859	48,087
Accumulated Other Comprehensive Income	8,213	2,137	2,198

Total Shareholders' Equity	386,336	282,030	277,469

Total Liabilities and Shareholders' Equity	$3,961,138	$2,287,662	$2,153,608

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Business First Bancshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2020	2020	2019	2020	2019

Interest Income:
Interest and Fees on Loans	$34,636	$24,143	$23,870	$58,779	$46,293
Interest and Dividends on Securities	2,175	1,731	1,829	3,906	3,703
Interest on Federal Funds Sold and Due From Banks	80	142	197	222	487
Total Interest Income	36,891	26,016	25,896	62,907	50,483

Interest Expense:
Interest on Deposits	4,795	4,686	5,038	9,481	9,795
Interest on Borrowings	1,177	1,119	665	2,296	1,375
Total Interest Expense	5,972	5,805	5,703	11,777	11,170

Net Interest Income	30,919	20,211	20,193	51,130	39,313

Provision for Loan Losses	5,443	1,367	1,302	6,810	1,935

Net Interest Income After Provision for Loan Losses	25,476	18,844	18,891	44,320	37,378

Other Income:
Service Charges on Deposit Accounts	1,163	931	1,034	2,094	1,972
Gain on Sales of Securities	-	25	58	25	58
Other Income	3,833	1,848	3,127	5,681	4,500
Total Other Income	4,996	2,804	4,219	7,800	6,530

Other Expenses:
Salaries and Employee Benefits	17,621	9,435	8,756	27,056	17,308
Occupancy and Equipment Expense	2,888	1,891	1,884	4,779	3,778
Merger and Conversion-Related Expense	1,726	1,148	235	2,874	(19)
Other Expenses	5,562	4,169	3,702	9,731	7,300
Total Other Expenses	27,797	16,643	14,577	44,440	28,367

Income Before Income Taxes	2,675	5,005	8,533	7,680	15,541

Provision for Income Taxes	623	506	1,690	1,129	3,039

Net Income	$2,052	$4,499	$6,843	$6,551	$12,502

b1BANK.com

Business First Bancshares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average			Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$2,304,438	$32,306	5.61%	$1,740,189	$24,143	5.55%	$1,602,087	$23,870	5.96%
SBA PPP Loans	321,127	2,330	2.90%	-	$-	0.00%	-	-	0.00%
Securities Available for Sale	481,422	2,175	1.81%	286,660	1,731	2.42%	303,232	1,829	2.41%
Interest-Bearing Deposit in Other Banks	69,169	80	0.46%	28,754	142	1.98%	23,716	197	3.32%
Total Interest-Earning Assets	3,176,156	36,891	4.65%	2,055,603	26,016	5.06%	1,929,035	25,896	5.37%
Allowance for Loan Losses	(13,606)			(12,203)			(11,702)
Noninterest-Earning Assets	333,524			201,184			185,359
Total Assets	$3,496,074	$36,891		$2,244,584	$26,016		$2,102,692	$25,896

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$1,994,680	$4,795	0.96%	$1,342,213	$4,686	1.40%	$1,335,630	$5,038	1.51%
Subordinated Debt	25,000	422	6.75%	25,000	422	6.75%	25,000	429	6.86%
Advances from Federal Home Loan Bank ("FHLB")	129,441	526	1.63%	98,323	497	2.02%	36,856	224	2.43%
Payroll Protection Program Liquidity Facility ("PPPLF")	76,902	72	0.37%	-	-	0.00%	-	-	0.00%
Other Borrowings	36,308	157	1.73%	67,125	200	1.19%	14,390	12	0.33%
Total Interest-Bearing Liabilities	2,262,331	5,972	1.06%	1,532,661	5,805	1.52%	1,411,876	5,703	1.62%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$852,608			$406,035			$396,793
Other Liabilities	31,501			20,550			23,761
Total Noninterest-Bearing Liabilities	884,109			426,585			420,554
Shareholders' Equity	349,634			285,338			270,262
Total Liabilities and Shareholders' Equity	$3,496,074			$2,244,584			$2,102,692

Net Interest Spread			3.59%			3.55%			3.75%
Net Interest Income		$30,919			$20,211			$20,193
Net Interest Margin			3.89%			3.93%			4.19%

Overall Cost of Funds			0.77%			1.20%			1.26%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.

Consolidated Net Interest Margin

(Unaudited)

	Six Months Ended
	June 30, 2020			June 30, 2019
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$2,022,313	$56,449	5.58%	$1,575,988	$46,293	5.87%
SBA PPP Loans	160,564	2,330	2.90%	-	-	0.00%
Securities Available for Sale	384,041	3,906	2.03%	306,501	3,703	2.42%
Interest-Bearing Deposit in Other Banks	48,962	222	0.91%	31,897	487	3.05%
Total Interest-Earning Assets	2,615,879	62,907	4.81%	1,914,386	50,483	5.27%
Allowance for Loan Losses	(12,905)			(11,546)
Noninterest-Earning Assets	267,355			186,348
Total Assets	$2,870,329	$62,907		$2,089,188	$50,483

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$1,668,446	$9,481	1.14%	$1,335,522	$9,795	1.47%
Subordinated Debt	25,000	844	6.75%	25,000	845	6.76%
Advances from Federal Home Loan Bank ("FHLB")	113,882	1,023	1.80%	37,191	505	2.72%
Payroll Protection Program Liquidity Facility ("PPPLF")	38,451	72	0.37%	-	-	0.00%
Other Borrowings	51,717	357	1.38%	13,436	25	0.37%
Total Interest-Bearing Liabilities	1,897,496	11,777	1.24%	1,411,149	11,170	1.58%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	629,321			395,304
Other Liabilities	26,026			16,242
Total Noninterest-Bearing Liabilities	655,347			411,546
Shareholders' Equity	317,486			266,493
Total Liabilities and Shareholders' Equity	$2,870,329			$2,089,188

Net Interest Spread			3.57%			3.69%
Net Interest Income		$51,130			$39,313
Net Interest Margin			3.91%			4.11%

Overall Cost of Funds			0.93%			1.24%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2020	2020	2019	2020	2019

Interest Income:
Interest income	$36,891	$26,016	$25,896	$62,907	$50,483
Core interest income	36,891	26,016	25,896	62,907	50,483
Interest Expense:
Interest expense	5,972	5,805	5,703	11,777	11,170
Core interest expense	5,972	5,805	5,703	11,777	11,170
Provision for Loan Losses: (b)
Provision for loan losses	5,443	1,367	1,302	6,810	1,935
Core provision expense	5,443	1,367	1,302	6,810	1,935
Other Income:
Other income	4,996	2,804	4,219	7,800	6,530
Sale of impaired credit	-	-	(91)	-	(91)
(Gains) losses on former bank premises and equipment	-	(126)	-	(126)	-
(Gains) on sale of securities	-	(25)	(58)	(25)	(58)
(Gains) on sale of banking center	-	-	(593)	-	(593)
Core other income	4,996	2,653	3,477	7,649	5,788
Other Expense:
Other expense	27,797	16,643	14,577	44,440	28,367
Acquisition-related expenses (2)	(6,573)	(1,212)	(436)	(7,785)	(386)
Stock option exercises - excess taxes	-	(71)	-	(71)	-
Core other expense	21,224	15,360	14,141	36,584	27,981
Pre-Tax Income: (a)
Pre-tax income	2,675	5,005	8,533	7,680	15,541
Sale of impaired credit	-	-	(91)	-	(91)
(Gains) losses on former bank premises and equipment	-	(126)	-	(126)	-
(Gains) on sale of securities	-	(25)	(58)	(25)	(58)
(Gains) on sale of banking center	-	-	(593)	-	(593)
Acquisition-related expenses (2)	6,573	1,212	436	7,785	386
Stock option exercises - excess taxes	-	71	-	71	-
Core pre-tax income	9,248	6,137	8,227	15,385	15,185
Provision for Income Taxes: (1)
Provision for income taxes	623	506	1,690	1,129	3,039
Tax on sale of impaired credit	-	-	(19)	-	(19)
Tax on (gains) on former bank premises and equipment	-	(26)	-	(26)	-
Tax on (gains) on sale of securities	-	(5)	(12)	(5)	(12)
Tax on sale of banking center	-	-	(125)	-	(125)
Tax on acquisition-related expenses (2)	1,275	91	91	1,366	75
Tax on stock option exercises	-	601	-	601	-
Core provision for income taxes	1,898	1,167	1,625	3,065	2,958
Net Income:
Net income	2,052	4,499	6,843	6,551	12,502
Sale of impaired credit, net of tax	-	-	(72)	-	(72)
(Gains) losses on former bank premises and equipment , net of tax	-	(100)	-	(100)	-
(Gains) on sale of securities, net of tax	-	(20)	(46)	(20)	(46)
(Gains) on sale of banking center, net of tax	-	-	(468)	-	(468)
Acquisition-related expenses (2), net of tax	5,298	1,121	345	6,419	311
Stock option exercises, net of tax	-	(530)	-	(530)	-
Core net income	$7,350	$4,970	$6,602	$12,320	$12,227

Pre-tax, pre-provision earnings (a+b)	$8,118	$6,372	$9,835	$14,490	$17,476
Sale of impaired credit	-	-	(91)	-	(91)
(Gains) losses on former bank premises and equipment	-	(126)	-	(126)	-
(Gains) on sale of securities	-	(25)	(58)	(25)	(58)
(Gains) on sale of banking center	-	-	(593)	-	(593)
Acquisition-related expenses (2)	6,573	1,212	436	7,785	386
Stock option exercises	-	71	-	71	-
Core pre-tax, pre-provision earnings	$14,691	$7,504	$9,529	$22,195	$17,120

Average Diluted Shares Outstanding	18,121,958	13,367,276	13,740,937	15,776,376	13,704,180

Diluted Earnings Per Share:
Diluted earnings per share	$0.11	$0.34	$0.50	$0.42	$0.91
Sale of impaired credit, net of tax	-	-	(0.01)	-	(0.01)
(Gains) losses on former bank premises and equipment , net of tax	-	(0.01)	-	(0.01)	-
(Gains) on sale of securities, net of tax	-	(0.00)	(0.00)	(0.00)	(0.00)
(Gains) on sale of banking center	-	-	(0.04)	-	(0.03)
Acquisition-related expenses (2), net of tax	0.30	0.08	0.03	0.40	0.02
Stock option exercises	-	(0.04)	-	(0.03)	-
Core diluted earnings per share	$0.41	$0.37	$0.48	$0.78	$0.89

Pre-tax, pre-provision profit diluted earnings per share	$0.45	$0.48	$0.72	$0.92	$1.28
Sale of impaired credit	-	-	(0.01)	-	(0.01)
(Gains) losses on former bank premises and equipment	-	(0.01)	-	(0.01)	-
(Gains) on sale of securities	-	(0.00)	(0.00)	(0.00)	(0.00)
(Gains) on sale of banking center		-	(0.05)	-	(0.05)
Acquisition-related expenses (2)	0.36	0.09	0.03	0.50	0.03
Stock option exercises	-	0.00	-	0.00	-
Core pre-tax, pre-provision diluted earnings per share	$0.81	$0.56	$0.69	$1.41	$1.25

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21% for 2020 and 2019. These rates approximated the marginal tax rates.

(2) Includes merger and conversion-related expenses and salary and employee benefits.

b1BANK.com

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2020	2020	2019	2020	2019

Total Quarterly/Year-to-Date Average Assets	$3,496,074	$2,244,584	$2,102,692	$2,870,329	$2,089,188
Total Quarterly/Year-to-Date Average Equity	$349,634	$285,338	$270,262	$317,486	$266,493

Net Income:
Net income	$2,052	$4,499	$6,843	$6,551	$12,502
Sale of impaired credit, net of tax	-	-	(72)	-	(72)
(Gains) losses on former bank premises and equipment , net of tax	-	(100)	-	(100)	-
(Gains) on sale of securities, net of tax	-	(20)	(46)	(20)	(46)
(Gains) on sale of banking center, net of tax	-	-	(468)	-	(468)
Acquisition-related expenses (2), net of tax	5,298	1,121	345	6,419	311
Stock option exercises, net of tax	-	(530)	-	(530)	-
Core net income	$7,350	$4,970	$6,602	$12,320	$12,227

Return on average assets	0.23%	0.80%	1.30%	0.46%	1.20%
Core return on average assets	0.84%	0.89%	1.26%	0.86%	1.17%
Return on equity	2.35%	6.31%	10.13%	4.13%	9.38%
Core return on average equity	8.41%	6.97%	9.77%	7.76%	9.18%

Interest Income:
Interest income	$36,891	$26,016	$25,896	$62,907	$50,483
Core interest income	36,891	26,016	25,896	62,907	50,483
Interest Expense:
Interest expense	5,972	5,805	5,703	11,777	11,170
Core interest expense	5,972	5,805	5,703	11,777	11,170
Other Income:
Other income	4,996	2,804	4,219	7,800	6,530
Sale of impaired credit	-	-	(91)	-	(91)
(Gains) losses on former bank premises and equipment	-	(126)	-	(126)	-
(Gains) on sale of securities	-	(25)	(58)	(25)	(58)
(Gains) on sale of banking center	-	-	(593)	-	(593)
Core other income	4,996	2,653	3,477	7,649	5,788
Other Expense:
Other expense	27,797	16,643	14,577	44,440	28,367
Acquisition-related expenses	(6,573)	(1,212)	(436)	(7,785)	(386)
Stock option exercises - excess taxes	-	(71)	-	(71)	-
Core other expense	$21,224	$15,360	$14,141	$36,584	$27,981

Efficiency Ratio:
Other expense (a)	$27,797	$16,643	$14,577	$44,440	$28,367
Core other expense (c)	$21,224	$15,360	$14,141	$36,584	$27,981
Net interest and other income (1) (b)	$35,915	$22,990	$24,354	$58,905	$45,785
Core net interest and other income (1) (d)	$35,915	$22,864	$23,670	$58,779	$45,101
Efficiency ratio (a/b)	77.40%	72.39%	59.85%	75.44%	61.96%
Core efficiency ratio (c/d)	59.10%	67.18%	59.74%	62.24%	62.04%

Total Average Interest-Earnings Assets	$3,176,156	$2,055,603	$1,929,035	$2,615,879	$1,914,386

Net Interest Income:
Net interest income	$30,919	$20,211	$20,193	51,130	$39,313
Loan discount accretion	(1,465)	(290)	(826)	(1,755)	(1,258)
Net interest income excluding loan discount accretion	$29,454	$19,921	$19,367	$49,375	$38,055

Net interest margin (2)	3.89%	3.93%	4.19%	3.91%	4.11%
Net interest margin excluding loan discount accretion (2)	3.71%	3.88%	4.02%	3.78%	3.98%
Net interest spread	3.59%	3.55%	3.75%	3.57%	3.69%
Net interest spread excluding loan discount accretion	3.41%	3.49%	3.58%	3.43%	3.56%

(1) Excludes gains/losses on sales of securities.

(2) Calculated utilizing a 30/360 day count convention.

b1BANK.com

Business First Bancshares, Inc.

Non-GAAP Measures

(Unaudited)

	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2020	2020	2019

Total Shareholders' (Common) Equity:
Total shareholders' equity	$386,336	$282,030	$277,469
Goodwill	(53,649)	(48,495)	(48,503)
Core deposit intangible	(10,389)	(6,471)	(7,139)
Total tangible common equity	$322,298	$227,064	$221,827

Total Assets:
Total assets	$3,961,138	$2,287,662	$2,153,608
Goodwill	(53,649)	(48,495)	(48,503)
Core deposit intangible	(10,389)	(6,471)	(7,139)
Total tangible assets	$3,897,100	$2,232,696	$2,097,966

Common shares outstanding	20,667,237	13,067,987	13,361,482

Book value per common share	$18.69	$21.58	$20.77
Tangible book value per common share	$15.59	$17.38	$16.60
Common equity to total assets	9.75%	12.33%	12.88%
Tangible common equity to tangible assets	8.27%	10.17%	10.57%

b1BANK.com